EXHIBIT 99.1
                                                                    ------------

PRESS RELEASE

For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer
(708) 450-6759

              MIDWEST BANC HOLDINGS, INC. REPORTS 50.8% INCREASE IN
                          SECOND QUARTER 2002 EARNINGS

(Melrose Park, IL - July 17, 2002). Midwest Banc Holdings, Inc. (NASDAQ: MBHI), a community-based bank holding company, announced a 50.8% increase in net income for the second quarter of 2002 compared to the similar period of 2001.

Net income was $6,388,000 for the three months ended June 30, 2002 compared to $4,236,000 for the three months ended June 30, 2001. Core net income increased 81.4% to $5,929,000 for the three months ended June 30, 2002 compared to $3,268,000 for the comparable period in 2001. Core net income is defined as net income less the after-tax effect of net securities gains and net trading account profits.

Net income increased 56.8% to $12,701,000 for the six months ended June 30, 2002 compared to $8,098,000 for the six months ended June 30, 2001. Core net income increased 70.4% to $11,710,000 for the six months ended June 30, 2002 compared to $6,871,000 for the comparable period in 2001.

            SECOND QUARTER DILUTED EARNINGS PER SHARE INCREASED 50.0%

Basic earnings per share for the three months ended June 30, 2002 was $0.40 compared to $0.26 for the similar period of 2001, a 53.8% increase. Diluted earnings per share for the three months ended June 30, 2002 was $0.39 compared to $0.26 for the similar period of 2001, a 50.0% increase. The return on average assets for the three months ended June 30, 2002 was 1.38% compared to 1.10% for the similar period in 2001. The return on average equity for the three months ended June 30, 2002 was 24.19% compared to 19.24% for the similar period in 2001.

Basic earnings per share for the six months ended June 30, 2002 was $0.79 compared to $0.50 for the similar period of 2001, a 58.0% increase. Diluted earnings per share for the six months ended June 30, 2002 was $0.77 compared to $0.50 for the similar period of 2001, a 54.0% increase. The return on average assets for the six months ended June 30, 2002 was 1.39% compared to 1.08% for the similar period in 2001. The return on average equity for the six months ended June 30, 2002 was 24.86% compared to 18.76% for the similar period in 2001.

               SECOND QUARTER NET INTEREST INCOME INCREASED 36.1%

Net interest income increased $4,107,000 or 36.1% to $15,498,000 in the second quarter of 2002 compared to $11,391,000 for the similar period in 2001. Year to date net interest income increased $7,618,000 or 33.5% to $30,331,000 compared to $22,713,000 for the similar period in 2001. Net interest margin increased to 3.64% in the second quarter of 2002 compared to 3.28% in the second quarter of 2001 and 3.59% in the first quarter of 2002. Net interest margin increased to 3.61% for the six months ended June 30, 2002 compared to 3.35% for the six months ended June 30, 2001.

The Company manages its securities available-for-sale portfolio and trading account portfolio on a total return basis. In this respect, management regularly reviews the performance of its securities and sells specific securities to provide opportunities to enhance net interest income and net interest margin, and when possible, will recognize gains on the sale of securities. The Company has a long history of managing its securities in this manner. Gains on securities transactions were $757,000 and $1,268,000 during the three months ended June 30, 2002 and June 30, 2001, respectively. For the six months ended June 30, 2002, gains on securities transactions were $1,295,000 compared to $1,538,000 for the similar period in 2001. Trading account profits were $3,000 compared to $336,000 during the three months ended June 30, 2002 and June 30, 2001, respectively. During the six months ended June 30, 2002 and June 30, 2001, trading account profits were $348,000 and $496,000, respectively.

                   SECOND QUARTER OTHER INCOME INCREASED 19.8%

Other income, excluding gains on securities transactions and trading account profits, was $2,563,000, an increase of $423,000 or 19.8% on a comparable second quarter 2002 to 2001 basis. The other income to average assets ratio was 0.55% for the three months ended June 30, 2002 compared to 0.56% for the same period in 2001. Service charges on deposits increased $204,000 or 17.0% to $1,403,000 during the three months ended June 30, 2002. Option fee income and insurance and investment brokerage commissions increased $64,000 and $249,000, respectively, for the three months ended June 30, 2002 to $122,000 and $394,000, respectively, compared to the second quarter of 2001, while mortgage loan origination fees decreased by $98,000 to $89,000 for the same period.

Other income, excluding gains on securities transactions and trading account profits, increased $1,330,000 or 34.0% to $5,240,000 for the six months ended June 30, 2002 compared to the six months ended June 30, 2001. The other income to average assets ratio was 0.57% for the six months ended June 30, 2002 compared to 0.52% for the same period in 2001. Service charges on deposits increased $553,000 or 25.7% to $2,709,000 during the six months ended June 30, 2002. Option fee income and insurance and investment brokerage commissions increased $596,000 and $260,000, respectively, for the six months ended June 30, 2002 to $654,000 and $540,000, respectively, compared to the similar period of 2001, while mortgage loan origination fees decreased by $43,000 to $231,000 for the same period.

               SECOND QUARTER EFFICIENCY RATIO IMPROVED TO 44.84%

Other expenses increased $650,000 or 8.3% to $8,464,000 for the three months ended June 30, 2002 compared to the three months ended June 30, 2001. The other expenses to average assets ratio was 1.82% for the three months ended June 30, 2002 compared to 2.03% for the same period in 2001. Salaries and employee benefits expense increased $683,000 to $5,243,000 during the three months ended June 30, 2002 compared to June 30, 2001. Increased full-time staff positions, including investment brokerage staff, enhanced benefit programs, and increased health insurance costs have resulted in the increase in salaries and employee benefits. The net overhead expense to average assets ratio was 1.27% for the second quarter of 2002 compared to 1.47% for the similar period in 2001. The efficiency ratio was 44.84% for the three months ended June 30, 2002 compared to 54.23% for the same period in 2001.

Other expenses increased $1,478,000 or 9.7% to $16,662,000 for the six months ended June 30, 2002 compared to the six months ended June 30, 2001. The other expenses to average assets ratio was 1.83% for the six months ended June 30, 2002 compared to 2.02% for the same period in 2001. Salaries and employee benefits expense increased $1,232,000 to $10,242,000 during the six months ended June 30, 2002 compared to June 30, 2001. The net overhead expense to average assets ratio was 1.25% for the six months ended June 30, 2002 compared to 1.50% for the similar period in 2001. The efficiency ratio was 44.74% for the six months ended June 30, 2002 compared to 53.49% for the same period in 2001.

                 SUSTAINED GROWTH IN ASSETS, LOANS, AND DEPOSITS

Total assets were $1.9 billion at June 30, 2002, an increase of $27.5 million during the second quarter of 2002. Total assets increased by 7.3% on an annualized basis since December 31, 2001 and 16.8% since

June 30, 2001. Loans increased $44.2 million or 4.25% to $1.1 billion during the second quarter of 2002 and $168.8 million or 18.4% during the past twelve months.

Deposits increased 2.6% or $33.3 million to $1.3 billion during the second quarter of 2002 and 13.5% or $158.4 million during the past twelve months. Certificates of deposit less than $100,000 increased 6.5% or $36.8 million to $606.1 million during the second quarter of 2002. Borrowings decreased 4.6% or $19.9 million to $409.3 million during the second quarter of 2002.

                      ASSET QUALITY AND NONPERFORMING LOANS

The allowance for loan losses was $11.2 million or 1.03% of total loans at June 30, 2002 compared to $10.1 million or 1.01% of total loans at December 31, 2001. The provision for loan losses was $1,477,000 for the six months ended June 30, 2002 compared to $1,204,000 for the six months ended June 30, 2001. Net charge-offs for the six months ended June 30, 2002 were $402,000 compared to $187,000 for the six months ended June 30, 2001. The net charge-off percentage to average loans was 0.04% and 0.02% at June 30, 2002 and June 30, 2001, respectively. Management believes adequate reserves exist to absorb any potential increase in net charge-offs during the next twelve months.

Allowance for loan losses to nonperforming loans ratio was 1.96x and 2.97x at June 30, 2002 and June 30, 2001, respectively. Nonperforming loans were $5.7 million and $3.2 million at June 30, 2002 and June 30, 2001, respectively. The increase in nonperforming loans is isolated to a few commercial and commercial real estate loans. The majority of these loans are currently considered fully collectible and no loss is expected. The nonperforming loans to total loans ratio for these two time periods was 0.53% and 0.35%, respectively. The nonperforming assets to total assets ratio was 0.32% and 0.21% for June 30, 2002 and June 30, 2001, respectively.

                      STOCK DIVIDEND AND REPURCHASE PROGRAM

Effective July 1, 2002, the Company's shareholders approved an increase in the number of authorized shares of common stock of the Company, allowing the previously declared 3-for-2 stock dividend to be paid on July 9, 2002. The Company has not repurchased any shares during the second quarter of 2002. There are 93,000 shares available to be repurchased under this program. Due to exercised stock options, 45,000 treasury shares were issued during the second quarter of 2002.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company's four principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Hinsdale, Midwest Bank of McHenry County, and Midwest Bank of Western Illinois.

This press release contains certain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business which should be considered in evaluating "Forward-Looking Statements."

                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                   INCOME STATEMENT SUMMARY AND PER SHARE DATA
                      (In thousands, except per share data)

                                                         THREE MONTHS ENDED
                                                      ------------------------
                                                               JUNE 30,                  2001-2002 COMPARISON
                                                      ------------------------         ------------------------
                                                        2002            2001           $ CHANGE        % CHANGE
                                                      -------          -------         ---------       --------

Interest income                                       $28,904          $28,304          $  600            2.1%
Interest expense                                       13,406           16,913          (3,507)         -20.7%
                                                      -------          -------          ------          -----
Net interest income                                    15,498           11,391           4,107           36.1%
Provision for loan losses                                 815              695             120           17.3%
Other income                                            2,563            2,140             423           19.8%
Net gains on securities transactions                      760            1,604            (844)         -52.6%
Other expenses                                          8,464            7,814             650            8.3%
                                                      -------          -------          ------          -----
Income before income taxes                              9,542            6,626           2,916           44.0%
Provision for income taxes                              3,154            2,390             764           32.0%
                                                      -------          -------          ------          -----
Net income                                            $ 6,388          $ 4,236          $2,152           50.8%
                                                      =======          =======          ======          =====
Cash net income (1)                                   $ 6,443          $ 4,319          $2,124           49.2%
                                                      =======          =======          ======          =====
Basic earnings per share (2)                          $  0.40          $  0.26          $ 0.14           53.8%
                                                      =======          =======          ======          =====
Diluted earnings per share (2)                        $  0.39          $  0.26          $ 0.13           50.0%
                                                      =======          =======          ======          =====
Cash dividends declared (2)                           $  0.10          $  0.10          $ 0.00            0.0%
                                                      =======          =======          ======          =====

                                                           SIX MONTHS ENDED
                                                       -----------------------
                                                               JUNE 30,                  2001-2002 COMPARISON
                                                       -----------------------         ------------------------
                                                        2002            2001           $ CHANGE        % CHANGE
                                                       -------         -------         --------        --------
Interest income                                        $56,986         $56,950          $   36            0.1%
Interest expense                                        26,655          34,237          (7,582)         -22.2%
                                                       -------         -------          ------          -----
Net interest income                                     30,331          22,713           7,618           33.5%
Provision for loan losses                                1,477           1,204             273           22.7%
Other income                                             5,240           3,910           1,330           34.0%
Net gains on securities transactions                     1,643           2,034            (391)         -19.2%
Other expenses                                          16,662          15,184           1,478            9.7%
                                                       -------         -------          ------          -----
Income before income taxes                              19,075          12,269           6,806           55.5%
Provision for income taxes                               6,374           4,171           2,203           52.8%
                                                       -------         -------          ------          -----
Net income                                             $12,701         $ 8,098          $4,603           56.8%
                                                       =======         =======          ======          =====
Cash net income (1)                                    $12,800         $ 8,264          $4,536           54.9%
                                                       =======         =======          ======          =====
Basic earnings per share (2)                           $  0.79         $  0.50          $ 0.29           58.0%
                                                       =======         =======          ======          =====
Diluted earnings per share (2)                         $  0.77         $  0.50          $ 0.27           54.0%
                                                       =======         =======          ======          =====
Cash dividends declared (2)                            $  0.10         $  0.10          $ 0.00            0.0%
                                                       =======         =======          ======          =====

                                                          THREE MONTHS ENDED              QUARTER TO QUARTER
                                                       ------------------------
                                                       JUNE 30,       MARCH 31,               COMPARISON
                                                       --------       ---------        ------------------------
                                                        2002            2001           $ CHANGE        % CHANGE
                                                       --------       ---------        --------        --------
Interest income                                        $28,904         $28,083          $ 821             2.9%
Interest expense                                        13,406          13,250            156             1.2%
                                                       -------         -------          -----           -----
Net interest income                                     15,498          14,833            665             4.5%
Provision for loan losses                                  815             662            153            23.1%
Other income                                             2,563           2,678           (115)           -4.3%
Net gains on securities transactions                       760             882           (122)          -13.8%
Other expenses                                           8,464           8,198            266             3.2%
                                                       -------         -------          -----           -----
Income before income taxes                               9,542           9,533              9             0.1%
Provision for income taxes                               3,154           3,220            (66)           -2.1%
                                                       -------         -------          -----           -----
Net income                                             $ 6,388         $ 6,313          $  75             1.2%
                                                       =======         =======          =====           =====
Cash net income (1)                                    $ 6,443         $ 6,356          $  87             1.4%
                                                       =======         =======          =====           =====
Basic earnings per share (2)                           $  0.40         $  0.39          $0.01             2.6%
                                                       =======         =======          =====           =====
Diluted earnings per share (2)                         $  0.39         $  0.39          $0.00             0.0%
                                                       =======         =======          =====           =====
Cash dividends declared (2)                            $  0.10         $  0.10          $0.00             0.0%
                                                       =======         =======          =====           =====

---------------------------
(1)     Cash net income is defined as net income plus the after-tax effect of amortization expense of intangible assets.
(2)     Restated for the 3-for-2 stock dividend effective July 1, 2002.

                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (In thousands, except per share data)

                                                            THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                   --------------------------------------     -------------------
                                                          JUNE 30,              MARCH 31,           JUNE 30,
                                                   -----------------------      ---------     -------------------
                                                    2002           2001           2002          2002         2001
                                                   --------      ---------      ---------     ---------    ------
INCOME STATEMENT DATA:
   Net income                                      $  6,388      $  4,236       $  6,313      $ 12,701     $8,098
   Core net income (1)                                5,929         3,268          5,781        11,710      6,871
   Cash net income (2)                                6,443         4,319          6,356        12,800      8,264
   Net overhead expense to average assets (3)          1.27%         1.47%          1.23%         1.25%      1.50%
   Efficiency ratio (3)                               44.84         54.23          44.63         44.74      53.49
   Other income to average assets                      0.55          0.56           0.60          0.57       0.52
   Other expense to average assets                     1.82          2.03           1.83          1.83       2.02
PER SHARE DATA (4):
   Earnings per share (basic)                      $   0.40      $   0.26       $   0.39      $   0.79       0.50
   Earnings per share (diluted)                        0.39          0.26           0.39          0.77       0.50
   Cash earnings per share (basic) (2)                 0.40          0.27           0.39          0.79       0.51
   Cash dividends declared                             0.10          0.10           0.10          0.20       0.20
   Book value at end of period                         6.90          5.49           6.22          6.90       5.49
   Tangible book value at end of period                6.72          5.37           6.10          6.72       5.37
   Stock price at end of period                       19.93         14.67          14.77         19.93      14.67
   Average stock price (quarter-to-date)              18.32         12.49          14.21         16.38      11.71
SELECTED FINANCIAL RATIOS:
   Return on average assets                            1.38%          1.10%         1.41%         1.39%      1.08%
   Return on average equity                           24.19         19.24          25.59         24.86      18.76
   Cash return on average assets                       1.39          1.12           1.42          1.40       1.10
   Cash return on average equity                      24.39         19.62          25.76         25.06      19.15
   Dividend payout                                    25.21         38.03          25.47         25.36      39.79
   Loan to deposit                                    81.33         77.93          80.01         81.33      77.93
   Average equity to average assets                    5.69          5.71           5.51          5.60       5.75
   Net interest margin (tax equivalent)                3.64          3.28           3.59          3.61       3.35
   Allowance for loan losses to total loans
      at the end of period                             1.03          1.05           1.02          1.03       1.05
   Net loans charged off to average total
      loans                                            0.02          0.01           0.02          0.04       0.02
   Nonperforming loans to total loans at
      the end of period (5)                            0.53          0.35           0.27          0.53       0.35
   Nonperforming assets to total assets (6)            0.32          0.21           0.17          0.32       0.21
   Allowance to nonperforming loans                    1.96x         2.97x          3.73x         1.96x      2.97x

                                                             JUNE 30,           MARCH 31,    DECEMBER 31,
                                                      -----------------------   ----------   ------------
                                                        2002         2001         2002           2001
                                                      ----------   ----------   ----------   ------------
BALANCE SHEET DATA:
   Total assets                                       $1,876,585   $1,606,545   $1,849,110    $1,810,422
   Total earning assets                                1,764,246    1,515,906    1,753,348     1,711,030
   Average assets (quarter-to-date)                    1,863,404    1,545,450    1,815,673     1,716,295
   Average assets (year-to-date)                       1,839,578    1,514,283    1,815,673     1,593,939
   Total loans                                         1,086,499      917,689    1,042,253     1,003,386
   Allowance for loan losses                              11,210        9,610       10,628        10,135
   Total deposits                                      1,335,917    1,177,560    1,302,581     1,211,520
   Borrowings                                            409,252      322,885      429,190       442,150
   Stockholders' equity                                  111,513       88,505      100,177        96,214
   Tangible stockholders' equity                         108,529       86,522       97,174        94,272
   Average equity (quarter-to-date)                      105,939       88,308      100,066        99,841
   Average equity (year-to-date)                         103,019       87,042      100,066        91,725
Common Shares Outstanding (4)                             16,156       16,110       16,110        16,069
Average Shares Outstanding (quarter-to-date) (4)          16,127       16,110       16,077        16,085
Average Shares Outstanding (year-to-date) (4)             16,102       16,110       16,077        16,104

---------------------------
(1)     Core net income is defined as net income less the after-tax effect of securities gains and trading account profits.
(2)     Cash net income is defined as net income plus the after-tax effect of amortization expense for goodwill.
(3)     Excludes net gains on securities transactions.
(4)     Restated for the 3-for-2 stock dividend effective July 1, 2002.
(5)     Includes total nonaccrual and all other loans 90 days or more past due.
(6)     Includes total nonaccrual, all other loans 90 days or more past due, and other real estate owned.

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